Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP REPORTS FIRST QUARTER 2013 RESULTS

•	Q1 Net revenues and Organic Net Revenues[1] each grew 2.1% led by strong new product innovation

•	Cost management and favorable volume/mix drove Q1 EPS of $0.76

•	Focus on cash resulted in improved Free Cash Flow[2] performance

•	Company on track to deliver EPS of approximately $2.75 in 2013

NORTHFIELD, Ill. – May 2, 2013 – Kraft Foods Group, Inc. (NASDAQ: KRFT) today reported solid first quarter 2013 results driven by significant productivity gains and overhead cost savings as well as topline growth fueled by new products and increased investments in marketing.

“We’re off to a solid start,” said Tony Vernon, CEO of Kraft. “Our first quarter results reflect strong returns on our new product innovations to date, as well as the fact that our cost savings outpaced our plans to reinvest in our brands. In the months to come, we’ll execute our marketing playbook more broadly across our portfolio and we expect to see good progress in both top- and bottom-line performance for the full year.”

Q1 FINANCIAL SUMMARY

Net revenues in the first quarter grew 2.1 percent to $4.5 billion.

•	Organic Net Revenues increased 2.1 percent from volume/mix gains of 2.4 percentage points that were partly offset by a 0.3 percentage point impact from lower pricing.

[1]	Organic Net Revenue is a Non-GAAP Financial Measure. Please see discussion of Non-GAAP Financial Measures and reconciliation to GAAP at the end of this press release.
[2]	Free Cash Flow is a Non-GAAP Financial Measure and is defined as cash flow from operations less capital expenditures. Please see the reconciliation to GAAP at the end of this press release.

•

The timing of Easter shipments added between 0.5 and 1.0 percentage points of net revenue growth versus the prior year quarter while product line pruning negatively impacted first quarter growth by approximately 0.7 percentage points.

Operating income in the first quarter increased 9.2 percent to $809 million.

•	Results reflected gains from productivity, overhead cost savings, improved product mix and volume growth.

•	Restructuring Program[3] costs increased $64 million to $119 million in the first quarter and negatively impacted operating income growth by 7.4 percentage points.

Earnings per share in the first quarter were $0.76.

•	Earnings reflected strong gains from operations and puts the company on pace to deliver its full year earnings guidance.

•	Interest expense in the quarter was $123 million or approximately $0.13 per share, reflecting the company’s capital structure as an independent company.

•	First quarter results also included $0.12 per share of Restructuring Program charges.

Free Cash Flow in the first quarter was $147 million.

•	Strong operating performance and improved working capital management led to positive Free Cash Flow for the first quarter; a quarter that typically results in a use of cash.

HIGHLIGHTS BY REPORTING SEGMENT

Beverages:

•	The Kool-Aid and Capri Sun franchises delivered strong volume/mix in the quarter. Top-line growth was tempered, however, by lower pricing in coffee as green coffee costs declined.

•

Strong operating income growth was led by improved volume/mix, lower manufacturing costs driven by net productivity gains and overhead cost savings, partly offset by higher Restructuring Program costs and the negative impact of pricing net of commodity costs.

Cheese:

•	Strong volume and improved product mix were driven by significant consumption growth in Kraft natural cheeses and Velveeta.

[3]	As previously disclosed, on Oct. 29, 2012, Kraft Foods Group’s Board of Directors approved a $650 million restructuring, related implementation and spin-off transition program (“Restructuring Program”) reflecting primarily severance, asset disposals, other manufacturing-related one-time costs and professional service fees within its finance, legal and information systems functions.

•

Operating income growth reflected solid volume/mix, overhead cost savings and lower manufacturing costs driven by net productivity that were partly offset by the negative impact of pricing net of commodity costs and higher Restructuring Program costs.

Refrigerated Meals:

•

Revenue growth reflected the benefits of pricing to offset higher commodity costs, ongoing gains from Lunchables innovation and higher year-over-year bacon sales from the timing of Easter. However, product line pruning tempered growth in the quarter.

•	Operating income growth reflected overhead cost savings and the positive impact of pricing net of commodity costs that more than offset higher Restructuring Program costs and investments in marketing.

Grocery:

•

Top-line gains from investments in innovation behind brands such as Velveeta dinners and Kraft Macaroni & Cheese were offset by weakness in JELL-O ready-to-eat desserts, Kraft dressings and Planters snack nuts.

•	Operating income declined as a combination of marketing investments, lower volumes and higher Restructuring Program costs more than offset significant overhead cost savings.

International & Foodservice:

•	Strong revenue growth in Canada from Cracker Barrel cheese, Philadelphia cream cheese and MiO liquid water enhancers was partially offset by product line pruning in Foodservice.

•	Double-digit operating income growth was driven by improved product mix, and lower overhead costs, partly offset by a significant increase in marketing.

OUTLOOK

“Our cash generation in the first quarter was very encouraging and, overall, we’re on track to deliver every element of our 2013 financial guidance,” said Tim McLevish, CFO of Kraft.

Kraft reaffirmed its guidance for 2013, including:

•	Organic Net Revenue growth in line with growth of the North American food and beverage market;

•	EPS of approximately $2.75; and

•	Free Cash Flow of approximately $1 billion.[4]

[4]	Free Cash Flow = Cash Flow from Operations (~$1.7 billion) less Capital Expenditures (~$0.7 billion).

CONFERENCE CALL

Kraft will host a conference call to discuss its first quarter 2013 results today, at 4 p.m. Central time.

The call will be hosted by:

•	Tony Vernon, CEO

•	Tim McLevish, EVP and CFO

•	Chris Jakubik, VP, Investor Relations

Live Event Dial-in Details:

United States Dial-In: 1-888-350-0137

International Dial-In: 1-970-315-0478

Access code: 33563539

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast will be available to the general public in real time on Kraft’s Web site at http://ir.kraftfoodsgroup.com.

A replay of the conference call will be available until May 15, 2013, by calling 855-859-2056 from the United States and Canada, and 404-537-3406 from other locations. The access code for the replay is 33563539. An archive of the webcast will be available for one year at http://ir.kraftfoodsgroup.com, under “Events and Webcasts.”

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, Lunchables and JELL-O. Kraft’s 23,000 employees in the United States and Canada have a passion for making the foods and beverages people love. Kraft Foods Group is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. The words “deliver,” “continue,” “believe,” “can,” “will,” “expect” and similar expressions are intended to identify the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s growth, progress, Organic Net Revenue growth, EPS and Free Cash Flow. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; continued consumer weakness and weakness in economic conditions; Kraft’s ability to differentiate its products from retailer and economy brands; Kraft’s ability to maintain its reputation and brand image; continued volatility and increases in commodity and other input costs; pricing actions; increased costs of sales; regulatory or legal changes, restrictions or actions; unanticipated expenses and business disruptions; product recalls and product liability claims; unexpected safety or manufacturing issues; Kraft’s indebtedness and its ability to pay its indebtedness; Kraft’s inability to protect its intellectual property rights; tax law changes; Kraft’s ability to achieve the benefits it expects to achieve from the spin-off and to do so in a timely and cost-effective manner; and its lack of operating history as an independent, publicly traded company. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2012. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

Kraft reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Kraft’s top-line measure is Organic Net Revenues, which is defined as net revenues excluding the impact of transactions with Mondelēz International, Inc., acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments in 2011. Organic Net Revenues is a non-GAAP financial measure that management believes better reflects the underlying growth from the ongoing activities of Kraft’s business and provides improved comparability of results.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 30, 2013 and March 31, 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

# # #

Schedule 1

Kraft Foods Group, Inc.

Condensed Consolidated Statements of Earnings

For the Three Months Ended

(in millions of dollars, except per share data) (Unaudited)

	March 30, 2013	March 31, 2012	% Change Fav / (Unfav)

Net revenues	$4,546	$4,453	2.1%

Cost of sales [1]	3,043	3,004	(1.3)%

Gross profit	1,503	1,449	3.7%

Selling, general and administrative expenses [1]	632	670	5.7%

Asset impairment and exit costs [1]	62	38	(63.2)%

Operating income	809	741	9.2%

Interest and other expense, net	(123)	(2)	(100.0+ )%

Royalty income from Mondelēz International	—	12	(100.0)%

Earnings before income taxes	686	751	(8.7)%

Provision for income taxes	230	268	14.2%

Effective tax rate	33.5%	35.7%

Net earnings	$456	$483	(5.6)%

Per share data [2]:

Basic earnings per share	$0.77	$0.82	(6.1)%

Diluted earnings per share	$0.76	$0.82	(7.3)%

Weighted-average common shares outstanding:

Basic	592	591	(0.2)%

Diluted	597	591	(1.0)%

[1]

For the first quarter of 2013 Kraft recorded $119 million of Restructuring Program costs. This was comprised of $62 million within asset impairment and exit costs; implementation costs of $44 million within cost of sales ($24 million) and selling, general and administrative expenses ($20 million); and spin-off transition costs of $13 million within selling, general and administrative expenses. For the first quarter of 2012 Kraft recorded $55 million of Restructuring Program costs. Kraft recorded restructuring costs of $38 million within asset impairment and exit costs, and implementation costs of $17 million within cost of sales ($16 million) and selling, general and administrative expenses ($1 million). No spin-off transition costs were incurred.

[2]

Basic and diluted earnings per share and the average number of common shares outstanding were retrospectively restated for the three months ended March 31, 2012, for the number of Kraft Foods Group shares outstanding immediately following its spin-off from Mondelēz International, Inc. on October 1, 2012.

Schedule 2

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	% Change		Organic Growth Drivers

					Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
March 30, 2013
Beverages	$721	$—	$—	$721	1.8%	1.8%	7.3	pp	(5.5	)pp
Cheese	996	—	(13)	983	6.9%	5.5%	6.1	pp	(0.6	)pp
Refrigerated Meals	826	—	—	826	2.4%	2.4%	(0.3	)pp	2.7	pp
Grocery	1,078	—	(2)	1,076	(0.2)%	(0.4)%	(2.1	)pp	1.7	pp
International & Foodservice	925	5	(16)	914	(0.1)%	1.7%	2.3	pp	(0.6	)pp

Kraft Foods Group, Inc.	$4,546	$5	$(31)	$4,520	2.1%	2.1%	2.4	pp	(0.3	)pp

March 31, 2012
Beverages	$708	$—	$—	$708
Cheese	932	—	—	932
Refrigerated Meals	807	—	—	807
Grocery	1,080	—	—	1,080
International & Foodservice	926	—	(27)	899

Kraft Foods Group, Inc.	$4,453	$—	$(27)	$4,426

Schedule 3

Kraft Foods Group, Inc.

Operating Income

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)		% Change Fav / (Unfav)
	March 30, 2013	March 31, 2012
Operating Income:
Beverages	$125	$98	27.6%
Cheese	172	167	3.0%
Refrigerated Meals	97	93	4.3%
Grocery	328	339	(3.2)%
International & Foodservice	124	101	22.8%
Unrealized gains / (losses) on hedging activities	(5)	1
Certain postemployment benefit plan costs	1	(57)
General corporate expenses	(33)	(1)

Kraft Foods Group, Inc.	$809	$741	9.2%

Note:	Kraft recorded Restructuring Program costs in Q1 2013 within segment operating income and general corporate expenses as follows: Beverages ($22 million); Cheese ($34 million); Refrigerated Meals ($15 million); Grocery ($23 million); International & Foodservice ($12 million); and General corporate expenses ($13 million). Restructuring Program costs in Q1 2012 were recorded within segment operating income as follows: Beverages ($6 million); Cheese ($19 million); Refrigerated Meals ($6 million); Grocery ($13 million); and International & Foodservice ($11 million).

Schedule 4

Kraft Foods Group, Inc.

Condensed Consolidated Balance Sheets

(in millions of dollars) (Unaudited)

	March 30, 2013	December 29, 2012
ASSETS
Cash and cash equivalents	$1,181	$1,255
Receivables (net of allowances of $27 in 2013 and $28 in 2012)	1,278	1,089
Inventories, net	1,948	1,928
Deferred income taxes	403	420
Other current assets	144	131

Total current assets	4,954	4,823
Property, plant and equipment, net	4,026	4,204
Goodwill	11,319	11,346
Intangible assets, net	2,631	2,631
Other assets	337	325

TOTAL ASSETS	$23,267	$23,329

LIABILITIES
Current portion of long-term debt	$3	$5
Accounts payable	1,463	1,556
Accrued marketing	626	740
Accrued employment costs	97	194
Other current liabilities	1,178	1,111

Total current liabilities	3,367	3,606
Long-term debt	9,966	9,966
Deferred income taxes	296	288
Accrued pension costs	1,947	1,990
Accrued post retirement health care costs	3,504	3,502
Other liabilities	445	405

TOTAL LIABILITIES	19,525	19,757
EQUITY
Common Stock, no par value (594,687,319 shares issued in 2013 and 592,783,696 in 2012)	—	—
Additional paid-in capital	4,291	4,240
Retained deficit	(48)	(206)
Accumulated other comprehensive losses	(477)	(460)
Treasury stock, at cost	(24)	(2)

TOTAL EQUITY	3,742	3,572

TOTAL LIABILITIES AND EQUITY	$23,267	$23,329

Schedule 5

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Free Cash Flow

For the Three Months Ended

(in millions of dollars) (Unaudited)

March 30, 2013
Net earnings	$456
Depreciation	102
Primary working capital[1]	(242)
Other	(84)

Operating cash flow	232
Capital expenditures	(85)

Free cash flow	$147

[1]	Primary working capital includes accounts receivables, inventory and accounts payable.